LP Reports First Quarter 2013 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the first quarter of 2013, which included the following:

•	Total sales for the first quarter of $538 million were higher by 49 percent compared to the year ago quarter.

•	Income from continuing operations was $65 million ($0.45 per diluted share).

•	Non-GAAP adjusted income from continuing operations was $59 million ($0.41 per diluted share).

•	Adjusted EBITDA from continuing operations for the first quarter was $121 million compared to $21 million in the first quarter of 2012.

•	Cash and cash equivalents were $561 million as of March 31, 2013.

"LP’s strong financial results were driven by a broad recovery of building activity across all regions of the U.S., which led to improved demand for our products and increased OSB pricing." CEO Curt Stevens said. "In addition, our South America segment continued to perform well"

For the quarter ended March 31, 2013, LP reported net sales of $538 million, an increase from $362 million in the first quarter of 2012. For the first quarter of 2013, LP reported income from continuing operations of $65 million, or $0.45 per diluted share, as compared to a loss from continuing operations of $11 million, or $0.08 per diluted share for the first quarter of 2012.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the first quarter of 2013 of $287 million, an increase from $149 million of net sales in the first quarter of 2012. For the first quarter of 2013, the OSB segment reported operating income of $98 million compared to break-even results in the first quarter of 2012. For the first quarter, sales volumes were higher by 12 percent and sales prices increased by 82 percent compared to the same period in 2012. The increase in sales price accounted for approximately $124 million increase in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The

Siding segment reported net sales of $134 million in the first quarter of 2013, an increase of 18 percent from $113 million in the year-ago first quarter. For the first quarter of 2013, the Siding segment reported operating income of $21 million compared to $17 million in the year-ago quarter. For the first quarter, LP reported $25 million in adjusted EBITDA from continuing operations for this segment, an increase of $4 million compared to the first quarter of 2012. The increase in OSB sales prices sold in this segment accounted for approximately $6 million increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the first quarter of 2013 totaled $63 million, an increase from $49 million reported a year ago. Operating losses were $4 million for the first quarter of 2013 compared to $3 million in the first quarter of 2012.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the first quarter of 2013 totaled $45 million, an increase of 6 percent from $42 million in the year-ago first quarter. For the first quarter of 2013, the South America segment reported operating income of $6 million compared to $3 million reported a year ago. For the first quarter, LP reported $9 million in adjusted EBITDA from continuing operations for this segment, an increase of $3 million compared to the first quarter of 2012.

COMPANY OUTLOOK

“I am confident that all of the work we have done to prepare for the housing upturn will allow us to meet customer demand,” concluded Stevens.

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
###
FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2013	2012
Net sales	$537.5	$361.5

Income (loss) from operations	$89.2	$(2.1)

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	$81.4	$(10.6)

Non-GAAP adjusted income (loss) from continuing operations	$58.6	$(8.8)

Income (loss) from continuing operations	$65.4	$(11.2)

Net income (loss)	$65.3	$(11.3)

Net income (loss) per share - basic	$0.47	$(0.08)

Net income (loss) per share - diluted	$0.45	$(0.08)

Average shares of stock outstanding - basic	138.4	136.6

Average shares of stock outstanding - diluted	144.4	136.6

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2013	2012
Net sales	$537.5	$361.5
Operating costs and expenses:
Cost of sales	392.6	313.3
Depreciation and amortization	18.7	19.1
Selling and administrative	35.4	31.3
Loss on sale or impairment of long-lived assets, net	—	0.1
Other operating credits and charges, net	1.6	(0.2)
Total operating costs and expenses	448.3	363.6
Income (loss) from operations	89.2	(2.1)

Non-operating income (expense):
Interest expense, net of capitalized interest	(10.6)	(12.6)
Investment income	3.5	4.2
Other non-operating items	(0.7)	(0.1)
Total non-operating expense	(7.8)	(8.5)

Income (loss) from continuing operations before taxes and equity in (income) loss of unconsolidated affiliates	81.4	(10.6)
Provision (benefit) for income taxes	23.2	(1.2)
Equity in (income) loss of unconsolidated affiliates	(7.2)	1.8
Income (loss) from continuing operations	65.4	(11.2)

Loss from discontinued operations before taxes	(0.1)	(0.2)
Benefit for income taxes	—	(0.1)
Loss from discontinued operations	(0.1)	(0.1)

Net income (loss)	$65.3	$(11.3)

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.47	$(0.08)
Loss from discontinued operations	—	—
Net income (loss) per share	$0.47	$(0.08)

Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.45	$(0.08)
Loss from discontinued operations	—	—
Net income (loss) per share	$0.45	$(0.08)

Average shares of stock outstanding - basic	138.4	136.6
Average shares of stock outstanding - diluted	144.4	136.6

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$560.5	$560.9
Receivables	135.8	82.7
Inventories	255.1	209.8
Other current assets	4.5	6.0
Deferred income taxes	63.3	12.3
Current portion of notes receivable from asset sales	91.4	91.4
Assets held for sale	32.5	32.5
Total current assets	1,143.1	995.6

Timber and timberlands	39.5	40.1

Property, plant and equipment, at cost	2,073.3	2,061.6
Accumulated depreciation	(1,327.3)	(1,310.8)
Net property, plant and equipment	746.0	750.8

Notes receivable from asset sales	432.2	432.2
Long-term investments	2.5	2.0
Restricted cash	10.5	12.0
Investments in and advances to affiliates	73.5	68.6
Deferred debt costs	8.8	9.2
Other assets	16.0	15.5
Long-term deferred tax asset	—	5.0
Total assets	$2,472.1	$2,331.0

LIABILITIES AND EQUITY
Current portion of long-term debt	$7.9	$7.8
Current portion of limited recourse notes payable	90.0	90.0
Accounts payable and accrued liabilities	154.6	139.5
Current portion of contingency reserves	2.0	2.0
Total current liabilities	254.5	239.3

Long-term debt, excluding current portion	782.2	782.7
Contingency reserves, excluding current portion	12.6	12.8
Other long-term liabilities	166.6	168.8
Deferred income taxes	163.3	93.6

Stockholders’ equity:
Common stock	150.4	150.4
Additional paid-in capital	503.8	533.6
Retained earnings	775.9	710.6
Treasury stock	(232.9)	(252.9)
Accumulated comprehensive loss	(104.3)	(107.9)
Total stockholders’ equity	1,092.9	1,033.8
Total liabilities and stockholders’ equity	$2,472.1	$2,331.0

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$65.3	$(11.3)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18.7	19.1
(Income) loss from unconsolidated affiliates	(7.2)	1.8
Loss on sale or impairment of long-lived assets	—	0.1
Other operating credits and charges, net	1.6	(0.2)
Stock-based compensation related to stock plans	2.1	2.7
Exchange (gain) loss on remeasurement	(0.3)	0.3
Cash settlement of contingencies	(0.1)	(0.6)
Cash settlements of warranties, net of accruals	(2.0)	(2.4)
Pension expense, net of cash payments	1.5	1.6
Non-cash interest expense, net	0.4	0.6
Other adjustments, net	0.5	(0.1)
Increase in receivables	(52.4)	(40.5)
Increase in inventories	(48.6)	(45.8)
Decrease in other current assets	1.4	1.9
Increase in accounts payable and accrued liabilities	12.1	9.7
Increase (decrease) in deferred income taxes	23.8	(1.3)
Net cash provided by (used in) operating activities	16.8	(64.4)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(13.2)	(2.6)
Investments in and advances to joint ventures	6.8	(3.0)
Proceeds from sales of assets	—	8.9
Decrease in restricted cash under letters of credit/credit facility	1.5	0.9
Net cash provided by (used in) investing activities	(4.9)	4.2
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.0)	—
Taxes paid related to net share settlement of equity awards	(11.8)	—
Other, net	0.1	—
Net cash used in financing activities	(12.7)	—
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	0.4	0.7
Net decrease in cash and cash equivalents	(0.4)	(59.5)
Cash and cash equivalents at beginning of period	560.9	340.0
Cash and cash equivalents at end of period	$560.5	$280.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended March 31,
Dollar amounts in millions	2013	2012
Net sales:
OSB	$286.7	$149.0
Siding	133.8	113.1
Engineered Wood Products	63.4	48.6
South America	45.1	42.4
Other	9.1	10.0
Intersegment sales	(0.6)	(1.6)
	$537.5	$361.5
Operating profit (loss):
OSB	$98.1	$(0.3)
Siding	20.7	16.8
Engineered Wood Products	(3.5)	(2.8)
South America	6.2	3.1
Other	(0.9)	(0.7)
Other operating credits and charges, net	(1.6)	0.2
Loss on sale or impairment of long-lived assets	—	(0.1)
General corporate and other expenses, net	(22.6)	(20.1)
Foreign currency losses	(0.7)	(0.1)
Investment income	3.5	4.2
Interest expense, net of capitalized interest	(10.6)	(12.6)
Income (loss) from continuing operations before taxes	88.6	(12.4)
Provision (benefit) for income taxes	23.2	(1.2)
Income (loss) from continuing operations	$65.4	$(11.2)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter ended March 31, 2013 and 2012.

	Quarter Ended
	March 31,
	2013	2012
Oriented strand board, million square feet 3/8" basis(1)	891	799
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	38	45
Wood-based siding, million square feet 3/8" basis	251	240
Engineered I-Joist, million lineal feet(1)	19	14
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,901	1,689

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.